SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Ultralife Batteries, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      (1)  Title of each class of securities to which transaction applies: _____

      (2)  Aggregate number of securities to which transaction applies: ______

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule: 0-11:______

      (4)  Proposed maximum aggregate value of transaction:______

      (5)  Total fee paid:_______

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                            ULTRALIFE BATTERIES, INC.
                               1350 ROUTE 88 SOUTH
                                  P.O. BOX 622
                             NEWARK, NEW YORK 14513

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 8, 1998

      Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Meeting") of Ultralife Batteries, Inc. (the "Company") will be held on December 8, 1998 at 10:30 A.M. at the offices of The Chase Manhattan Bank, 410 Park Avenue, 5th floor, The Board Room, New York, New York for the following purposes:

      1. To elect directors for a term of one year and until their successors are duly elected and qualified.

      2. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only stockholders of record of common stock, par value $.10 per share, of the Company at the close of business on October 23, 1998 are entitled to receive notice of, and to vote at and attend the Meeting. At least 10 days prior to the Meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at Share & Blejec, P.C. 317 Madison Avenue, Suite 1421, New York, NY 10017 attn: Paul Share, Esq.. If you do not expect to be present you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to promptly return it in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                                       By Order of the Board of Directors
                                       Bruce Jagid

                                       Chairman of the Board of Directors
                                       and Chief Executive Officer

Dated: October 26, 1998

================================================================================
                                    IMPORTANT

Regardless of whether or not you plan to attend the meeting, you are urged to complete, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

================================================================================

                            ULTRALIFE BATTERIES, INC.
                               1350 ROUTE 88 SOUTH
                                 P.O. BOX 622
                             NEWARK, NEW YORK 14513

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 8, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Ultralife Batteries, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, December 8, 1998 at 10:30 A.M. and any adjournments thereof. The Meeting will be held at the offices of The Chase Manhattan Bank, 410 Park Avenue, 5th floor, The Board Room, New York, New York.

      When a proxy is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted for the election as directors of the persons named herein. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitutes proposed by the Board of Directors of the Company. A stockholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

      Only stockholders of record at the close of business on October 23, 1998 are entitled to notice of, and to vote at, the annual meeting of stockholders. As of October 23, 1998, there were 10,511,536 shares of the Company's stock, par value $.10 per share ("Common Stock"), outstanding, each entitled to one vote per share at the Meeting.

      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

      The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to stockholders of the Company is October 26, 1998.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Board of Directors currently has 7 directors all of whom are running for reelection. Directors are elected by a plurality of the votes cast by the stockholders of the Company at a stockholders meeting at which a quorum of shares is represented. Each director shall serve until the next annual stockholders meeting and until the successor of such directors shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented on the following pages.

Name              Age       Present Principal Occupation and Employment History

Bruce Jagid       58        Mr.  Jagid,  a founder  of the  Company,  has been a
                            director and the Company's Chairman since March 1991
                            and its Chief Executive  Officer since January 1992.
                            Mr.  Jagid  has  over  25  years  experience  in the
                            technical   and  business   aspects  of  the  energy
                            conversion  field.  Together with Mr. Rosansky,  Mr.
                            Jagid  founded  Power  Conversion,  Inc.  ("PCI") in
                            1970, where he was the President until January 1989.
                            PCI was sold to  Hawker  Siddely  PLC in  1986.  Mr.
                            Jagid is a director of several private companies and THQ, Inc. Mr. Jagid holds numerous patents in the area of battery technology and has authored several publications on the subject.

Name                  Age   Present Principal Occupation and Employment History

Martin Rosansky       60    Mr. Rosansky,  a founder of the Company,  has been a
                            director  since  March 1991 and the  Company's  Vice
                            Chairman  since  January  1992.  Mr.   Rosansky,   a
                            co-founder of PCI in 1970,  has 30 years  experience
                            in the engineering, design and production of battery
                            and fuel-cell systems. He was Chairman of the Board,
                            Secretary  and Treasurer at PCI from 1970 to January
                            1989, when he left PCI to pursue private  investment
                            activities.  Mr.  Rosansky  is a director of several
                            private  companies.   Mr.  Rosansky  holds  numerous
                            patents and has authored several publications in the field of battery technology.

Joseph N. Barrella    52    Mr. Barrella,  a founder of the Company,  has been a
                            director  and the  Company's  President  since March
                            1991 and the Company's Chief Operating  Officer from
                            October 1992 through  November  1996,  and its Chief
                            Technology  Officer  since  November,   1996.  Prior
                            thereto,  Mr. Barrella spent seven years as Director
                            of  Engineering  at PCI,  from May  1984 to  January
                            1991.   Mr.   Barrella  has  been  involved  in  the
                            development and manufacture of lithium batteries for more than 20 years. He holds a number of patents relating to lithium battery designs and has authored several publications relating to battery technology.

Joseph C. Abeles      83    Mr.  Abeles,  a founder of the  Company,  has been a
                            director and Treasurer since March 1991. Mr. Abeles,
                            formerly a director  of PCI,  is a private  investor
                            and  currently  serves as a director  of a number of
                            companies,    including    Intermagnetics    General
                            Corporation   ("IGC")  and   Bluegreen   Corporation
                            (formerly  Patten  Corporation).  In 1951 he founded
                            Kawecki Chemical Co. and served as Chairman and CEO of Kawecki Berylco Industries from 1969 to 1978.

Arthur Lieberman      63    Mr.  Lieberman has been a director since March 1991.
                            Mr. Lieberman is a founder, and since 1981 has been the senior partner of Lieberman & Nowak, a legal firm specializing in intellectual property law which for many years has represented clients in the battery industry and related fields. Lieberman &
                            Nowak has represented the Company in connection with certain intellectual property matters.

Carl H. Rosner        69    Mr. Rosner,  a director of the Company since January
                            1992, is the Chairman, and Chief Executive Officer of IGC. Mr. Rosner has been Chairman of IGC since its formation and President and Chief Executive
                            Officer since 1984.

Richard Hansen        58    Mr. Hansen has been a director  since July 1993. Mr.
                            Hansen  has  been  President  and  Chief   Executive
                            Officer of Pennsylvania Merchant Group Ltd, an investment banking and venture capital firm, since
                            1987 and is a director of Computone Corporation.

The Board of Directors has unanimously approved the above-named nominees for directors. The Board of Directors recommends a vote FOR all of these nominees.

BOARD OF DIRECTORS

      The Board of Directors has met eight (8) times during the fiscal year ended June 30, 1998. Messrs. Abeles, Barrella, Jagid, and Rosner attended all eight meetings, Mr. Rosansky missed one meeting, Mr. Lieberman missed three meetings, and Mr. Hansen missed four meetings. Mr. Shikiar attended all three meetings held while he was a director.

      Each board member receives a $750 monthly retainer as well as $750 for each board meeting attended. In addition, each director receives an option, at the end of each calendar quarter to purchase 1,500 shares of Common Stock. This option is granted to each director on the last day of the calendar quarter; it vests immediately with a term of five years from the date of grant and is granted at an exercise price equal to the closing price of the Common Stock on the date of grant.

      On June 25, 1998, the Board of Directors approved a resolution pursuant to which the options granted to directors as of the last day of the eight quarters from June 30, 1993 through May 31 1994 at exercise prices ranging from $11.75 to $17.50 per share were replaced with an option for an equal number of shares at the closing price of the shares on June 25, 1998 ($8.25). The replacement option is immediately vested and expires on June 30, 2003. The replacement option was for 12,000 shares, except in the case of Joseph Abeles who had previously exercised options for 3,000 shares and whose replacement option was therefore for 9,000 shares, and Richard Hansen, who was not a director on June 30, 1993 and whose replacement option was therefore for 10,500 shares.

COMMITTEES OF THE BOARD

      The Board has established three standing committees to assist it in carrying out its responsibilities: the Compensation and Stock Option Committee, the Audit Committee and the Executive Committee.

      The members of the Compensation and Stock Option Committee are Joseph C. Abeles, Carl H. Rosner and Richard Hansen. The Compensation and Stock Option Committee has general responsibility for recommending to the Board remuneration for the Chairman and Vice Chairman and determining the remuneration of other officers elected by the Board; granting stock options and otherwise administering the Company's stock option plans; and approval and administration of any other compensation plans or agreements. This committee held no formal meetings, but acted by unanimous consent on several occasions and had informal discussions from time to time during the fiscal year ended June 30, 1998.

      The members of the Audit Committee are Joseph C. Abeles, Carl H. Rosner and Richard Hansen. This committee has oversight responsibility for reviewing the scope and results of the independent auditors' annual examination of the Company's financial statements; meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and recommending to the Board of Directors the appointment of the independent auditors. This committee held one formal meeting as part of a regular board meeting and had informal discussions from time to time during the fiscal year ended June 30, 1998.

      The members of the Executive Committee are Joseph Abeles, Arthur Lieberman, Martin Rosansky and Bruce Jagid. This committee is responsible for overseeing such matters as the Board of Directors determines from time to time. This committee held no formal meetings, but had informal discussions from time to time during the fiscal year ended June 30, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of September 30, 1998 by
(i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Except as otherwise indicated, the persons named in this table have sole voting power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders and their addresses are the address of the Company.

                                    Number of Shares               Percent
         Name                      Beneficially Owned        Beneficially Owned
         ----                      ------------------        ------------------
Intermagnetics General
   Corporation (1)                     1,009,586                   9.60%

Joseph Abeles (2)                        272,500                    2.59%

Joseph Barrella (3)                      327,000                    3.08%

Bruce Jagid (4)                          658,400                    6.02%

Richard Hansen (5)                       38,500                     0.37%

Arthur Lieberman (6)                     134,500                    1.28%

Martin Rosansky (7)                      180,500                    1.71%

Carl Rosner (8)                         1,009,586                   9.60%

All directors and officers
   as a group (13 persons) (9)          2,742,486                  24.04%

1. With an address at 450 Old Niskayuna Rd., Latham, NY 12210-0461. Includes 833 shares and options to purchase 33,000 shares which may be exercised within 60 days beneficially owned by Mr. Carl H. Rosner. Mr. Rosner is the Chairman and Chief Executive Officer of Intermagnetics General Corporation ("IGC"). Therefore, IGC may be deemed to share voting and investment power with respect to the shares and shares issuable upon the exercise of options held by Mr. Rosner. IGC disclaims beneficial ownership of the shares and shares issuable upon the exercise of options owned by Mr. Rosner.
2. Includes 30,000 shares subject to options which may be exercised within 60 days, 12,000 shares owned by Abeles Associates Inc. and 25,000 shares held by Mr. Abeles' spouse, as to which Mr. Abeles disclaims beneficial ownership. Excludes 1,009,586 shares beneficially owned by IGC. Mr. Abeles is a director of lGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Abeles disclaims beneficial ownership of the shares owned by IGC

3. Includes 138,000 shares subject to options which may be exercised within 60 days.
4. Includes 448,000 shares subject to options which may be exercised within 60 days. Includes 5,000 shares held in trust for Mr. Jagid's children of which he disclaims beneficial ownership.
5. Includes 31,500 shares subject to options which may be exercised within 60 days. Includes 2,000 shares owned by minor children of Mr. Hansen which he disclaims beneficial ownership. Does not include shares held by Pennsylvania Merchant Group Ltd as a market-maker. Mr. Hansen is President and Chief Executive Officer of Pennsylvania Merchant Group Ltd and therefore may be deemed to share voting and investment power.
6. Includes 53,000 shares subject to options which may be exercised within 60 days and 52,500 shares held by the Arthur M. Lieberman P.C. profit sharing plan.
7. Includes 88,000 shares subject to options which may be exercised within 60 days.
8. Includes 33,000 options to purchase shares which may be exercised within 60 days and 975,753 shares owned by IGC. Mr. Rosner is the Chairman and Chief Executive Officer of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Rosner disclaims beneficial ownership of the shares owned by IGC.
9. Includes 920,900 shares subject to options which may be exercised within 60 days.

Section 16(a) Reporting

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: (1) all of the Directors were late reporting their quarterly grant of an option for 1,500 shares on June 30, 1998 and a transaction on June 25, 1998 whereby certain options were cancelled and replaced by an option for the same number of shares at the June 25, 1998 closing price; (2) each of Joseph Barrella, Frederick Drulard, Bruce Jagid, Stanley Lewin, Martin Rosansky, Daniel Schoenly, James Sullivan and John Welsh were late in reporting the grant of an option on June 25, 1998; and (3) Uri Soudak was late reporting the exercise of an option and the sale of the shares received in December, 1997.

                             EXECUTIVE COMPENSATION

      The names of, and certain information with respect to the Company's executive officers who are not also directors, are presented on the following pages.

Name                Age      Present Principal Occupation and Employment History

Roger O'Brian       50       Mr. O'Brien became Chief  Operating  Officer of the
                             Company  on July  7,  1998.  He was an  independent
                             managerial  consultant based in the Rochester,  New
                             York  area  from  1997 to 1998  where  he  provided
                             advisory  and  implementation  services  addressing
                             marketing   and  sales,   strategic   planning  and
                             organizational development.  From 1991 to 1996, Mr.
                             O'Brien was President,  Chief Executive Officer and
                             a  major  shareholder  of  Holotek,   LTD,  a  high
                             technology  laser system  design and  manufacturing
                             company based in Rochester,  New York. From 1988 to
                             1990,  he was Vice  President of Sun  Microsystems,
                             Inc.,  where he directed the  budgeting,  financial
                             analysis   and   reporting,   corporate   tax   and
                             accounting and SEC reporting functions. Mr. O'Brien
                             has also held  executive  positions  with  Tenneco,
                             Bell   and    Howell/Columbia    Partners,    Exxon
                             Corporation and Xerox Corporation.

Frederick F.        58       Mr.  Drulard  joined  the  Company in July 1996 and
  Drulard                    became   Director   of   Corporate   Planning   and
                             Administration  in October of 1996.  He became Vice
                             President of Finance and Chief Financial Officer in
                             October 1997. From January 1994 through July 1996 he was an independent consultant and a Senior
                             Associate for Greenbush & Associates, a financial consulting company. Prior thereto starting in 1986 he worked for IGC, most recently as Vice-President
                             Corporate Planning and Administration.

Stanley Lewin       66       Mr. Lewin has been a Vice  President of the Company
                             since  October  1991.  Mr.  Lewin has over 13 years
                             experience in the lithium battery  business.  Prior
                             to joining the Company, Mr. Lewin served in various
                             engineering  and  managerial   positions  at  Power
                             Conversion  Inc.  ("PCI")  from  1977 to  September
                             1991. At PCI he was responsible for overall plant operations including manufacturing and production.
                             While at PCI, Mr. Lewin was directly responsible for the establishment of battery manufacturing facilities in New Jersey, Puerto Rico and in the People's Republic of China.

James Sullivan      61       Mr.   Sullivan   has   been  the   Company's   Vice
                             President-Sales,  since July 1996.  From March 1995
                             through   July  1996  he  was   President  of  C.C.
                             Communications,  Inc., an advertising agency in New
                             Jersey,  and in charge of  market  development  for
                             Holt  Lloyd  International,  a  car  care  products
                             company  in the UK.  Prior to that,  from  November
                             1976  through   November  1994,  Mr.  Sullivan  was
                             Vice-President  in charge of sales with  additional
                             responsibilities   for   engineering   and  product
                             development, for PCI., a manufacturer of lithium batteries.

John Welsh          62       Mr. Welsh has been the Company's  Vice President of
                             European   Operations  and  Managing   Director  of
                             Ultralife  Batteries  (UK) Ltd since November 1995.
                             Mr. Welsh has over 20 years  experience of managing
                             companies in the UK, USA and  Germany.  From August
                             1988 until  January 1995 he was  Marketing and then
                             Divisional   Manager  for  Hoppecke   Batteries  in
                             Germany which developed and manufactured  high rate
                             lithium  manganese  dioxide  batteries,   and  from
                             February  1995 to  October  1995  he was  Marketing
                             Manager for industrial  nickel cadmium batteries at
                             FRIWO  Silberkraft,   also  in  Germany.  Prior  to
                             joining  Hoppecke Mr. Welsh worked for 15 years for
                             Semikron,  a  German  manufacturer  of  power  semi
                             conductors. He was Managing Director of Semikron UK
                             from   February   1972  until   December  1980  and
                             President  of  Semikron  Inc.  Hudson NH until July
                             1987.

John Fischer        46       Mr. Fischer was appointed Vice President of Primary
                             Manufacturing on August 31, 1998. Prior to joining the Company, he was with Forbes Products, Inc., a manufacturer of imprinted vinyl business products where he held several positions including Vice
                             President of Manufacturing. From 1987 to 1988 he was Materials Manager for CVC Products and was with General Railway Signal from 1979 to 1987 where he held several managerial positions in production.

      The individuals named in the following tables include, as of June 30, 1998, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Named Executive Officers").

      The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for all services in all capacities to the Company and its subsidiary during the Company's fiscal years ended June 30, 1998, 1997 and 1996.

                           Summary Compensation Table

                                                                     Long Term Compensation
                                                                     ---------------------------------------------------------
                        Annual Compensation                                    Awards                  Payouts
                    ----------------------------------------------------------------------------------------------------------
                                                                                      Securities
    Name and                                        Other Annual        Restricted    Underlying        LTIP        All Other
   Principal                                       Compensation ($)        Stock     Options/SARs      Payouts   Compensation
    Position       Year     Salary ($)  Bonus ($)         (1)            Awards ($)       (#)            ($)           ($)
   ----------      ----    -----------  ---------    ------------      ------------  -------------     -------   -------------
Bruce Jagid        1998     $307,692    $150,000         $35,373            $0          93,000            0            $0
Chief Executive    1997      275,000           0          36,542             0          56,000            0             0
   Officer         1996      273,654           0          33,278             0           6,000            0             0

Joseph Barrella    1998      164,769      15,000          33,670             0          68,000            0             0
President and      1997      155,000           0          36,288             0           6,000            0             0
  Chief            1996      149,808           0          30,649             0           6,000            0             0
  Technology
  Officer

Stanley Lewin      1998      116,838      10,000          14,084             0          10,000            0             0
Vice President of  1997      110,000          --          13,537             0               0            0             0
  Technology       1996      110,000          --          11,692             0               0            0             0

James Sullivan     1998      113,578      15,000          14,018             0          10,000
Vice President     1997       99,846          --          11,508                        35,000
  Sales (2)

Uri Soudak         1998      157,115          --          14,186             0          20,000
COO  (3)           1997       95,769          --           8,604             0         100,000

(1) The amounts reported in this column are catagorized in the following table.
(2)   Mr.  Sullivan  joined the Company on July 26, 1996.
(3) Mr. Soudak joined the Company on November 1, 1996 and his employment terminated on July 7, 1998.

                          Bruce    Joseph     Stanley     James          Uri
                          Jagid   Barrella     Lewin    Sullivan(1)   Soudak (2)
                          -----   --------     -----    -----------   ----------
Insurance 1998           $8,018     $8,018    $8,018       $8,018      $8,018
Insurance 1997            7,513      7,513     7,513        7,008       5,008
Insurance 1996            6,499      6,499     6,499          (1)         (2)

Automobile 1998          11,029       8068     4,146        6,000       8,169
Automobile 1997          11,029      8,500     4,374        4,500       3,596
Automobile 1996          11,029      8,400     5,193          (1)         (2)

Directors Fees 1998      14,250     14,250         0            0           0
Directors Fees 1997      15,750     15,750         0            0           0
Directors Fees 1996      15,750     15,750         0          (1)         (2)

401 K Plan 1998(3)        2,076      3,334     1,920         0(1)       3,975
401-K Plan 1997           2,250      2,250     1,650         0(1)        0(2)

(1)   Mr. Sullivan joined the Company on July 26, 1996.
(2) Mr. Soudak joined the Company on November 1, 1996 and his employment terminated on July 7, 1998.
(3) Represents the Company's matching grants to the employees' 401-K Plan accounts for fiscal years ended June 30, 1998 and 1997. There were no matching 401K grants by the Company to any of the above prior to fiscal year ended June 30, 1997.

The following table sets forth information concerning options granted to the Named Executive Officers during the Company's fiscal year ended June 30, 1998

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                     POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                     INDIVIDUAL GRANTS                          RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (1)
-------------------------------------------------------------  ---------------------------------------------------------
                                                               0% Stock   5% Stock  5% Dollar  10% Stock    10% Dollar
                   Shares         %(22)     Price   Exp Date   Price (23)  Price    Gain (24)    Price      Gain (24)
                -----------      -------    -----   --------   ----------  -----    ---------    -----      ---------
 Bruce Jagid     1,500  (2)       0.2%      17.88    9/30/02      17.88    22.81    $ 7,409      29.12      $16,863
   Chief         1,500  (3)       0.2%      17.00   12/31/02      17.00    21.70      7,046      27.69       16,037
   Executive     1,500  (4)       0.2%      14.88    3/31/98      14.88    18.98      6,158      24.23       14,033
   Officer       1,500  (5)       0.2%       8.50    6/30/98       8.50    10.85      3,525      13.85        8,025
                15,000  (6)       2.1%       8.25    6/25/98       8.25    10.53     34,200      13.44       77,850
                15,000  (7)       2.1%       8.25    6/25/98       8.25    10.53     34,200      13.44       77,850
                15,000  (8)       2.1%       8.25    6/25/98       8.25    10.53     34,200      13.44       77,850
                15,000  (9)       2.1%       8.25    6/25/98       8.25    10.53     34,200      13.44       77,850
                15,000 (10)       2.1%       8.25    6/25/98       8.25    10.53     34,200      13.44       77,850
                12,000 (16)       1.6%       8.25    6/25/98       8.25    10.53     27,360      13.44       62,280

                                                                    -                  -                        -

Joe Barrella     1,500  (2)       0.2%      17.88    9/30/02      17.88    22.81      7,409      29.12       16,863
  President &    1,500  (3)       0.2%      17.00   12/31/02      17.00    21.70      7,046      27.69       16,037
  Chief          1,500  (4)       0.2%      14.88    3/31/98      14.88    18.98      6,158      24.23       14,033
  Technology     1,500  (5)       0.2%       8.50    6/30/98       8.50    10.85      3,525      13.85        8,025
  Officer        5,000 (11)       0.7%      11.00     7/1/97      11.00    14.04     15,200      17.92       34,600
                 5,000 (12)       0.7%      11.00     7/1/97      11.00    14.04     15,200      17.92       34,600
                 5,000 (13)       0.7%      11.00     7/1/97      11.00    14.04     15,200      17.92       34,600
                 5,000 (14)       0.7%      11.00     7/1/98      11.00    14.04     15,200      17.92       34,600
                 5,000 (15)       0.7%      11.00     7/1/97      11.00    14.04     15,200      17.92       34,600
                 5,000  (6)       0.7%       8.25    6/25/98       8.25    10.53     11,400      13.44       25,950
                 5,000  (7)       0.7%       8.25    6/25/98       8.25    10.53     11,400      13.44       25,950
                 5,000  (8)       0.7%       8.25    6/25/98       8.25    10.53     11,400      13.44       25,950
                 5,000  (9)       0.7%       8.25    6/25/98       8.25    10.53     11,400      13.44       25,950
                 5,000 (10)       0.7%       8.25    6/25/98       8.25    10.53     11,400      13.44       25,950
                12,000 (16)       1.6%       8.25    6/25/98       8.25    10.53     27,360      13.44       62,280

Stan Lewin       2,000 (11)       0.3%      11.00     7/1/97      11.00    14.04      6,080      17.92       13,840
  Vice           2,000 (12)       0.3%      11.00     7/1/97      11.00    14.04      6,080      17.92       13,840
  President      2,000 (13)       0.3%      11.00     7/1/97      11.00    14.04      6,080      17.92       13,840
  Technology     2,000 (14)       0.3%      11.00     7/1/97      11.00    14.04      6,080      17.92       13,840
                 2,000 (15)       0.3%      11.00     7/1/98      11.00    14.04      6,080      17.92       13,840
                 2,000  (6)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380
                 2,000  (7)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380
                 2,000  (8)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380
                 2,000  (9)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380
                 2,000 (10)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380

Jim Sullivan     2,000  (6)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380
  Vice           2,000  (7)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380
  President      2,000  (8)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380
  Sales          2,000  (9)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380
                 2,000 (10)       0.3%       8.25    6/25/98       8.25    10.53      4,560      13.44       10,380

Uri Soudak       4,000 (17)       0.6%      16.81    10/6/97      16.81    21.45     18,560      27.38       42,280
  Chief          4,000 (18)       0.6%      16.81    10/6/97      16.81    21.45     18,560      27.38       42,280
  Operating      4,000 (19)       0.6%      16.81    10/6/97      16.81    21.45     18,560      27.38       42,280
  Officer        4,000 (20)       0.6%      16.81    10/6/97      16.81    21.45     18,560      27.38       42,280
                 4,000 (21)       0.6%      16.81    10/6/97      16.81    21.45     18,560      27.38       42,280

1. There is no assurance that the value realized by an employee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements that cannot be predicted accurately.
2.   Vested on the date of grant, September 30, 1997.
3.   Vested on the date of grant, December 31, 1997.
4.   Vested on the date of grant, March 31, 1998.
5.   Vested on the date of grant, June 30, 1998.
6.   Granted June 25, 1998, vests June 25, 1999.
7.   Granted June 25, 1998, vests June 25, 2000.
8.   Granted June 25, 1998, vests June 25, 2001.
9.   Granted June 25, 1998, vests June 25, 2002.
10.  Granted June 25, 1998, vests June 25, 2003.
11.  Granted July 1, 1997, vests July 1, 1998
12.  Granted July 1, 1997, vests July 1, 1999
13.  Granted July 1, 1997, vests July 1, 2000
14.  Granted July 1, 1997, vests July 1, 2001
15.  Granted July 1, 1997, vests July 1, 2002
16. Vested on date of grant, June 25, 1998; granted to replace options to purchase 12,000 shares granted to directors quarterly from June 30, 1993 through May 31, 1994 at prices ranging from $11.77 to $17,50 per share.
17. Granted 10/6/97, vests October 6, 1998, set to expire 10/6/04, but expired upon termination of employment 07/7/98
18. Granted 10/6/97, vests October 6, 1999, set to expire 10/6/04, but expired upon termination of employment 07/7/98
19. Granted 10/6/97, vests October 6, 2000, set to expire 10/6/04, but expired upon termination of employment 07/7/98
20. Granted 10/6/97, vests October 6, 2001, set to expire 10/6/04, but expired upon termination of employment 07/7/98
21. Granted 10/6/97, vests October 6, 2002, set to expire 10/6/04, but expired upon termination of employment 07/7/98
22.  Options to purchase a total of 731,200 shares were granted to employees.
23.  Fair market value at date of grant.
24. Fair market value of stock at end of actual option term, assuming annual compounding at the stated rate, less the option price.

      The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the Company's fiscal year ended June 30, 1998 and the number and value at June 30, 1998 of unsecured stock options to purchase shares of Common Stock held by the Named Executive Officers.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                                         Value of
                          Shares        Value        Number of Unexercised       Unexercised in the Money
                        Acquired on    Realized   Options/SARs at FY-End (#)    Options/SARs at FY-End ($)
    Name               Exercise (#)      ($)       Exercisable/Unexercisable    Exercisable/Unexercisable (1)
    ----               ------------      ----      -------------------------    -------------------------
Bruce Jagid                   0            $0           446,500/185,000                   $0/$0
Joseph Barrella               0            $0           131,000/50,000                    $0/$0
Stanley Lewin                 0            $0            35,000/35,000                    $0/$0
James Sullivan                0            $0             7,000/38,000                     $0/$0
Uri Soudak               10,000       $85,560            10,000/100,000                    $0/$0

(1) Market value of Company's common stock at exercise or year-end, minus the exercise price.
(2) All of Mr. Soudak's unexercisable shares expired shortly after he left the Company's employ on July 7, 1998.

      The Company has no long-term incentive plan. Consequently, there have been no qualifying awards during the fiscal year ended June 30, 1998. Also, the Company has no employee pension plans to which it makes contributions, except as described below under "401(k) Plan".

Employment Arrangements

      Effective March 1, 1994, the Company and Mr. Bruce Jagid entered into an employment agreement ("1994 Agreement"). Under the terms of the 1994 Agreement, Mr. Jagid's base salary was $200,000 per year. By an amendment to the 1994 Agreement, effective August 24, 1995 ("1995 Amendment"), Mr. Jagid's base salary was increased to $250,000 per year, effective retroactively to March 1, 1995. In accordance with the terms of the 1994 Agreement, the Company paid Mr. Jagid a bonus in the amount of $111,200 during the year ended June 30, 1995. Effective March 1, 1996, Mr. Jagid's salary was increased to $275,000 per year. Effective March 1, 1997 Mr. Jagid's salary was increased to

$300,000 and the Company agreed that Mr. Jagid will receive one-year's salary as severance should his employment terminate after a change in control of the Company.

      Pursuant to the 1994 Agreement, the Company granted to Mr. Jagid an option to purchase 150,000 shares of Common Stock at a price of $11.00 per share. This option expires on March 1, 2000 and vests with respect to 30,000 shares on March 1, 1995, 1996, 1997, 1998 and 1999. Pursuant to the 1994 Agreement such options will vest on each of such dates even if Mr. Jagid is no longer an employee of the Company, since, Mr. Jagid remained employed by the Company through March 1, 1997. Such option was ratified by the stockholders of the Company at the 1996 Annual Meeting of Stockholders.

      As of March 1, 1995, the Company agreed, contingent on shareholder approval, to grant Mr. Bruce Jagid an additional option to purchase 100,000 shares of Ultralife common stock at $14.25 per share. This option vests in 20,000 share increments on March 1, 1996, 1997, 1998, 1999 and 2000 respectively and will expire on March 1, 2001. Such options, once vested, will remain exercisable until expiration, notwithstanding the subsequent termination of Mr. Jagid's employment. Such option was ratified at the Company's December 7, 1995 annual stockholders' meeting.

      The original term of Mr. Jagid's 1994 Agreement was three years expiring on February 28, 1997. The 1995 Amendment extended the term by three years, so as to terminate on February 28, 2000. Unless terminated for cause, upon expiration of the agreement, Mr. Jagid will receive severance at the rate of one month's salary for each year of employment with the Company, not to exceed three months, prorated for partial years worked.

      On February 28, 1997, Mr. Jagid was granted an option under the Company's 1992 Stock Option Plan to purchase 50,000 shares at $8 7/8 per share, the closing price on such date. Such Option expires on February 27, 2007, and will vest with respect to 10,000 shares on February 28, of each of 1998, 1999, 2000, 2001 and 2002. On June 25, 1998, Mr. Jagid was granted an option under the Company's 1992 Stock Option Plan to purchase 75,000 shares at $8.25 per share, the closing price on such date. Such Option expires on June 25, 2004, and will vest with respect to 15,000 shares on June 25, of each of 1999, 2000, 2001, 2002 and 2003

      The Company entered into an employment agreement dated January 18, 1991 with Mr. Joseph N. Barrella (the "Agreement"). The Agreement was amended as of December 21, 1992 (the "Amendment"). The Agreement and the Amendment provide that Mr. Barrella will serve as President, at an annual salary of $110,000 for 1991 and 1992, $125,000 for 1993, $135,000 for 1994, $145,000 for 1995 and
$155,000 for 1996. Subsequent to January 20, 1994, Mr. Barrella became an "at-will" employee. The Agreement and Amendment provide that the Company will provide to Mr. Barrella in addition to his compensation, (i) reimbursement for an apartment in the Rochester, New York area to a maximum of $6,000 per year,
(ii) a leased automobile with a cost not to exceed $700 per month, and (iii) granted Mr. Barrella an "incentive" Option to acquire 100,000 shares of Common Stock of the Company under the Company's 1992 Stock Option Plan (discussed below). The Company and Mr. Barrella have agreed that after December, 1996, Mr. Barrella will no longer be reimbursed for an apartment in the Rochester, New York area. Effective July 1, 1997 Mr. Barrella's salary was increased to $165,000 per annum. On June 25, 1998, Mr. Barrella was granted an option under the Company's 1992 Stock Option Plan to purchase 25,000 shares at $8.25 per share, the closing price on such date. Such Option expires on June 25, 2004, and will vest with respect to 5,000 shares on June 25, of each of 1999, 2000, 2001, 2002 and 2003.

      In addition to the above compensation, each board member receives a $750.00 monthly retainer as well as $750.00 for each board meeting attended. In addition, commencing June 30, 1993, each director receives an option, at the end of each calendar quarter to purchase 1,500 shares of the Company's common stock. This option is granted to each director on the last day of the calendar quarter; it vests immediately with a term of five years from the date of grant and is granted at a purchase price equal to the closing price of the Common Stock on the date of grant.

401(K) PLAN

      The Company established a profit sharing plan under Sections 401(a) and 401(k) of the Code (the "401(k) Plan"), effective as of June 1, 1992 which was amended effective as of January 1, 1994. All employees in active service which have completed 1,000 hours of service or were participating in the 401(k) Plan as of January 1, 1994, not otherwise covered by a collective bargaining agreement (unless such agreement expressly provides that those employees are to be included in the 401(k) Plan), are eligible to participate in the 401(k) Plan. Eligible employees may direct that a portion of their compensation, up to a maximum of 17% (in accordance with all IRS limitations in effect on January 1, 1998) be withheld by the Company and contributed to their account under the 401(k) Plan.

      In April, 1996 the Board of Directors authorized a Company matching contribution up to a maximum of 1 1/2% of an employee's annual salary for the calendar year ended December 31, 1996 and 3% for subsequent calendar years. The Company made a contribution of $30,742 for calendar year 1996 and $89,422 for calendar year 1997.

      All 401(k) contributions are placed in a trust fund to be invested at the trustee's discretion, except that the Company may designate that the funds be placed and held in specific investment accounts managed by an investment manager other than the trustee. Amounts contributed to employee accounts by the Company or as compensation reduction payments, and any earnings or interest accrued on employee accounts, are not subject to federal income tax until distributed to the employee, and may not be withdrawn (absent financial hardship) until death, retirement or termination of employment.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

      Compensation determinations are made by the Company's Compensation and Stock Option Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

      The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and with other companies of comparable size and complexity. Compensation in any particular case may vary from the industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Stock Option Committee will exercise its discretion to set compensation where, in its judgment, external, internal or individual circumstances warrant it.

      In general, the Company compensates its executive officers through a combination of salary and stock option awards. Additionally, the Company's executives are eligible to participate in or receive benefits under an employee benefit plan made available by the Company to its executives and/or employees.

SALARY

      Of the primary elements of executive compensation set forth above, salary is the least affected by the Company's performance; although it is very much dependent on individual performance. The Company believes that salaries paid to its executives are competitive with industry norms. The salary levels and annual increases of all executive officers of the Company must be approved by the Compensation and Stock Option Committee. Salary levels for executives are determined by progress made in the operational and functional areas for which they are responsible as well as the overall profitability of the Company.

      Executives' salaries are reviewed annually. The timing and amount of any increase to executives are both dependent upon (i) the performance of the individual and, to a lesser extent, (ii) the financial performance of the Company.

STOCK OPTIONS

      Stock options are designed to provide long-term incentives and rewards, tied to the price of the Company's Common Stock. Given the vagaries of the stock market, stock price performance and financial performance are not always consistent. The Compensation and Stock Option Committee believes that stock options, which provide value to the participants only when the Company's stockholders benefit from stock price appreciation, are an appropriate complement to the Company's overall compensation policies. Plan as well as non-plan awards are made to executive officers of the Company. The decision to award stock options to an executive is based upon such considerations as the executive's position with the Company and is designed to be competitive for
individuals  at  that  level.   The  Compensation  and  Stock  Option  Committee
administers the Company's stock option plans and non-plan stock options to executives of the Company.

EMPLOYEE BENEFIT PLANS

      Executives of the Company are each entitled to participate in or receive benefits under any pension plan, profit-sharing plan, life insurance plan, health insurance plan or other employee benefit plan made available by the Company to its executives and employees. Currently, the Company provides medical insurance for its executive officers and has established the 401(k) Plan. All executive officers and employees are eligible to participate in the 401(k) Plan.

CHIEF EXECUTIVE OFFICER

      In reviewing the performance of the Chief Executive Officer, the Compensation and Stock Option Committee considers the scope and complexity of his job during the past year, progress made in planning for the future development and growth and return on assets of the Company. Upon review of such criteria and upon the favorable recommendation of the Compensation and Stock Option Committee, Mr. Jagid was granted a $150,000 bonus for Fiscal Year ended June 30, 1998 and stock options to purchase 75,000 shares .

                                         Compensation and Stock Option Committee

                                         Joseph C. Abeles
                                         Carl H. Rosner
                                         Richard Hansen

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Company's Compensation and Stock Option Committee, consisting of Messrs. Abeles, Rosner and Hansen, deliberate on issues concerning executive compensation. Mr. Abeles acts as the Company's Treasurer. Mr. Abeles is a director of IGC and a member of IGC's Compensation Committee. Mr. Rosner is the Chairman and Chief Executive Officer of IGC and is a member of the Company's Compensation and Stock Option Committee. Mr. Hansen is President and Chief Executive Officer of Pennsylvania Merchants Group Ltd.

                                PERFORMANCE GRAPH

      The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing December 23, 1992 (the date of the Company's initial public offering) through the fiscal year ended June 30, 1998 with the NASDAQ National Market Index and the NASDAQ Electrical Components Index for the same period. The comparison assumes $100 was invested on December 23, 1992 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the comparison period.

[The following information was depicted as a line graph in the printed material]

                       ULBI           US NASDAQ          Elect. Components
                       ----           ---------          -----------------
     12/23/92           100              100                    100
      6/30/93           117               91                     95
     12/31/93           136               98                    110
      6/30/94           155              122                    197
     12/30/94           204              138                    183
      6/30/95           121              157                    208
     12/29/95            73              170                    316
      6/28/96            99              190                    341
     12/31/96           145              209                    332
      6/30/97            72              251                    340

                                  OTHER MATTERS

      The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

      In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of stockholders, any stockholder proposal (other than the submission of nominees for directors) must be received by the Company at its principal offices not later than the close of business on July 18, 1999.

      A  representative   of  Arthur  Andersen  LLP,  the  Company's   principal
accountant, plans to be present at the Meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

      Copies of the Company's Annual Report and form 10-K for the year ended June 30, 1998, as filed with the SEC, will be furnished without charge to beneficial stockholders or stockholders of record on October 23, 1998, upon request. Please contact: Corporate Secretary, Ultralife Batteries, Inc., 1350 Route 88 South, Post Office Box 622, Newark, New York, 14513, Telephone (315) 332-7100.

October 26, 1998                              By Order of the Board of Directors

                                              Bruce Jagid
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

PROXY                      ULTRALIFE BATTERIES, INC
                Annual Meeting of Shareholders o December 8, 1998
              Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints each of Bruce Jagid and Joseph Barrella as the undersigned's proxy, with full power of substitution, to vote all the undersigned's shares of common stock in Ultralife Batteries, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held on December 8, 1998 at 10:30 A.M. local time, at the offices of the Chase Manhattan Bank, 410 Park Avenue, New York, New York, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

PROPOSAL 1. ELECTION OF DIRECTORS:

|_| FOR all nominees listed below        |_|  WITHHOLD  AUTHORITY  to  vote  for
                                              all or the following nominees:

___________________________________________
(Nominees: Bruce Jagid, Joseph Abeles, Joseph Barrella, Richard Hansen, Arthur Lieberman, Martin Rosansky, Carl H. Rosner)

                  (continued and to be signed on reverse side)

Each properly executed proxy will be voted in accordance with specifications made on the reverse side hereof. If no specifications are made, the shares represented by this proxy will be voted FOR the listed nominees.

                                                   DATED:__________________1998

                                                   _____________________________
                                                            Signature

                                                   _____________________________
                                                     Signature if Held Jointly

                                                  Sign   exactly  as  set  forth
                                                  herein. If signed as executor,
                                                  administrator,    trustee   or
                                                  guardian,     indicate     the
                                                  capacity   in  which  you  are
                                                  acting.       Proxies       by
                                                  corporations  should be signed
                                                  by a duly  authorized  officer
                                                  and bear corporate seal.

       Please Sign and Return the Proxy Card Promptly in Enclosed Envelope